UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 5, 2013

IKANOS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51532	73-1721486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

47669 Fremont Boulevard Fremont, CA		94538
(Address of principal executive offices)		(Zip Code)

(510) 979-0400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On September 5, 2013, the Company entered into an amendment to the offer letter dated May 30, 2012 (and effective May 31, 2012) (the “Offer Letter”) with our President & Chief Executive Officer, Mr. Omid Tahernia. The amendment to the Offer Letter generally provides for the partial acceleration of the vesting of Mr. Tahernia’s equity grants that are made subsequent to the stock option grants provided to him at the time he was hired, in the event Mr. Tahernia is terminated without cause or terminates his employment for good reason (both as defined in the Offer Letter); and full acceleration of the vesting of such equity grants in the event Mr. Tahernia is terminated without cause or terminates his employment for good reason following a change of control event as defined in the Offer Letter.

A copy of the amendment to the Offer Letter is attached hereto as Exhibit 10.1 and is incorporated herein by this reference. The foregoing description of the amendment to the Offer Letter is qualified in its entirety by reference to the full text of the amendment to the Offer Letter.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1*	Amendment to May 30, 2012 Offer Letter with Omid Tahernia effective as of September 5, 2013

*	Denotes a management compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 6, 2013

IKANOS COMMUNICATIONS, INC.

By:	/s/ Andrew S. Hughes
Andrew S. Hughes
Vice President, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Amendment to May 30, 2012 Offer Letter with Omid Tahernia effective as of September 5, 2013

*	Denotes a management compensatory plan or arrangement.

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